HATTERAS MULTI-STRATEGY FUND I, L.P.
                               8816 SIX FORKS ROAD
                                    SUITE 107
                                RALEIGH, NC 27615




RBC Dain Rauscher, Inc.
60 South Sixth Street
Minneapolis, MN  55402-4422

                  Re:      APPOINTMENT AS PLACEMENT AGENT

Ladies and Gentlemen:

                  Hatteras Multi-Strategy Fund I, L.P., a limited partnership organized under the laws of the State of Delaware (the "Company"), hereby agrees with you as follows:

1. COMPANY OFFERING.

                  The Company proposes to issue and to sell its limited partnership interests ("Interests") in accordance with a Confidential Memorandum issued by the Company, dated February 2005, as amended and/or supplemented from time to time (the "Confidential Memorandum").

2.       DEFINITIONS.

                           All capitalized terms used in this Agreement that are
not separately defined herein shall have the respective meaning set forth in the Confidential Memorandum, which together with the limited partnership agreement of the Company and the subscription agreement of the Company (as such documents may be amended and/or supplemented from time-to-time) constitute the offering documents of the Company ("Offering Documents").

3. PLACEMENT OF INTERESTS.

(a) Subject to the terms and conditions set forth herein, the Company hereby appoints you as its non-exclusive placement agent in connection with the placement of Interests. Subject to the performance in all material respects by the Company of its obligations hereunder, and to the completeness and accuracy in all material respects of all of the representations and warranties of the Company contained herein, you hereby accept such agency and agree on the terms and conditions herein set forth to use your best efforts to find qualified subscribers for Interests and to use your best efforts to assist the Company in obtaining payment for Interests from such subscribers. You agree that the Interests shall be offered and sold only in accordance with the terms and conditions set forth in this Agreement and the Offering Documents. You shall not have any liability to the Company in the event that any subscriber fails to consummate the purchase of Interests for any reason other than your willful misconduct or gross negligence.

(b) The offers and sales of Interests are to be effected pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), pursuant to Section 4(2) thereof and Regulation D under the Securities Act. Both you and the Company have established the following procedures in connection with the offer and sale of Interests and agree that neither of you will make offers or sales of any Interests except in compliance with such procedures:

(i) Offers and sales of Interests will be made only in compliance with Regulation D under the Securities Act and only to investors that qualify as "accredited investors," as defined in Rule 501(a) under the Securities Act.

(ii) No sale of Interests to any one investor will be for less than the minimum denominations as may be specified in the Confidential Memorandum.

(iii) No offer or sale of any Interest shall be made in any state or jurisdiction, or to any prospective investor located in any state or jurisdiction, where such Interests have not been registered or qualified for offer and sale under applicable state securities laws unless such Interests are exempt from the registration or qualification requirements of such laws. The Interests have been registered or qualified (or are exempt from such registration or qualification) in all States, and the Company will advise you promptly in the event that its registration or qualification in any State shall change.

(iv) Sales of Interests will be made only to investors that qualify as "qualified clients" as defined in Rule 205-3 under the Investment Advisers Act of 1940, as amended (the "Advisers Act").

(c) For purposes of the offering of Interests, the Company has furnished to you copies of the Confidential Memorandum and subscription documentation which shall be furnished to prospective investors. Additional copies will be furnished in such numbers as you may reasonably request for purposes of the offering. You are authorized to furnish to prospective purchasers only such information concerning the Company and the offering as may be contained in the Confidential Memorandum or any written supplements thereto, and such other materials as you have prepared and which comply with applicable laws and regulations, including to the extent applicable the rules of the National Association of Securities Dealers, Inc. (the "NASD").

4. SUBSCRIPTIONS.

(a) All subscriptions for Interests and payments by subscribers of subscription amounts for Interests shall be made pursuant to the terms and conditions set forth in the Confidential Memorandum and subscription documentation.

(b) All payments received by you hereunder for subscriptions in the name and on behalf of the Company shall be handled by you in accordance with the terms of the subscription documentation.

(c) If the offering is not completed in accordance with the conditions set forth in the Confidential Memorandum, the Company may terminate the offering. In such case, you will instruct PFPC Inc. or any other escrow agent who may be serving in such capacity for the time being to return all subscription payments to investors.

5. TRANSMISSION OF SUBSCRIPTIONS.

(a) You are appointed as agent of the Company for purposes of determining whether to transmit subscriptions for Interests to Hatteras Investment Management, LLC (the "General Partner"). Subscriptions shall be transmitted only if the investor: (a) has supplied, or in the case of an additional subscription by an existing member, previously supplied, to you properly completed subscription documentation; and (b) has made proper payment for Interests. Subscriptions shall not be transmitted if it appears to you that subscription documentation has not been properly completed, in which case you shall use reasonable efforts to obtain properly completed subscription documentation.

(b) Properly completed subscription documentation shall be promptly transmitted to the General Partner.

6. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

                  The Company represents and warrants to you that:

(a) The Company has been duly formed and is validly existing as a limited partnership in good standing under the laws of the State of Delaware with all requisite power and authority, all necessary authorizations, approvals, orders, licenses, certificates and permits of and from all governmental regulatory officials and bodies, and all necessary rights, licenses and permits from other parties, to conduct its business as described in the Confidential Memorandum.

(b) Interests to be or which may be issued by the Company have been duly authorized for issuance and sale and, when issued and delivered by the Company, Interests will conform to all statements relating thereto contained in the Confidential Memorandum.

(c) The issue and sale of Interests and the execution, delivery and performance of the Company's obligations under the Confidential Memorandum will not result in the violation of any applicable law.

(d) The Company will apply the proceeds from the sale of Interests for the purposes set forth in the Confidential Memorandum.

(e) The Confidential Memorandum will not contain an untrue statement of any material fact or omit to state any material fact necessary in order to make statements therein in the light of the circumstances under which they were made, not misleading.

(f) This Agreement has been duly authorized, executed and delivered by the Company and, assuming your execution hereof, will constitute a valid and binding agreement of the Company.

7. COVENANTS OF THE COMPANY.

                  The Company covenants and agrees with you as follows:

(a) You shall be furnished with such documents and opinions as you may require, from time to time, for the purpose of enabling you to pass upon the issuance and sale of Interests as herein contemplated and related proceedings, or in order to evidence the accuracy of any of the representations and warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company and in connection with the issuance and sale of Interests as herein contemplated shall be satisfactory in form and substance to you.

(b) If, at any time after the commencement of an offering of Interests and prior to its termination, an event occurs which in the opinion of counsel to the Company materially affects the Company and which should be set forth in an amendment or supplement to the Confidential Memorandum in order to make the statements therein not misleading in light of the circumstances under which they are made, the Company will notify you as promptly as practical of the occurrence of such event and prepare and furnish to you copies of an amendment or supplement to the Confidential Memorandum, in such reasonable quantities as you may request in order that the Confidential Memorandum will not contain any untrue statement of any material fact or omit to state a material fact which in the opinion of such counsel is necessary to make the statements therein not misleading in light of the circumstances under which they are made.

8. REPRESENTATIONS AND WARRANTIES OF THE PLACEMENT AGENT.

                  You represent and warrant that:

(a) You are duly authorized to enter into and perform, and have duly executed and delivered, this Agreement.

(b) You have and will maintain all licenses and registrations necessary under applicable law and regulations (including the rules of the NASD) to provide the services required to be provided by you hereunder.

(c) You have not and will not solicit any offer to buy or offer to sell Interests in any manner which would be inconsistent with applicable laws and regulations, or with the procedures for solicitations contemplated by the Confidential Memorandum or by any form of general solicitation or advertising, including, but not limited to, any advertisement, article, notice or other communication published in any newspaper, magazine or similar medium or broadcast over television or radio or conduct any seminar or meeting whose attendees have been invited by any general solicitation or advertising.

(d) You will furnish each subscriber of Interests, identified either by you or the Company, a copy of the Confidential Memorandum and subscription documentation prior to such person's admission as a member of the Company.

(e) You have written compliance policies and procedures in place with respect to private placements and will do all that is reasonable in the industry to ensure that such written policies and procedures remain current and are enforced during the term of this Agreement.

(f) You will not externally publish or furnish any offering literature or marketing materials which contain any reference to the Company, other than the Offering Documents provided to you by the Company, without the prior written approval of the Company. None of your employees or agents or other persons acting on your behalf is authorized to make any representation (oral or otherwise) concerning the Company or the Interests except those contained in the Confidential Memorandum and other Offering Documents.

(g) You will do all that is reasonable in the industry to limit solicitations to those whom you reasonably believe are "accredited investors" and "qualified clients" as such terms are defined under the Securities Act and the Adviser's Act, respectively.

(h) You will (a) maintain all records required by law to be kept by you relating to transactions in Interests of the Company by or on behalf of your customers and compensation received by you in respect thereto; (b) upon request by the Company or the General Partner in connection with a governmental, court or administrative proceeding, investigation or request, promptly make such records available to such requesting party; and (c) promptly notify the Company if you experience any difficulty maintaining the records described in the forgoing clause in an accurate and complete manner.

9. COMPENSATION OF PLACEMENT AGENT.

(a) Other than as set forth below, you will receive no fee, payment or other remuneration from the Company for your services under this Agreement.

(b) As compensation for your services in selling Interests, you shall be entitled to retain a placement fee from your customers who purchase Interests in the Company as set forth in Schedule 1 hereto, or such lesser amount or percentage as you shall determine in your sole discretion.

(c) Except as may otherwise be agreed to by the Company, you shall be responsible for the payment of all costs and expenses incurred by you in connection with the performance of your obligations under this Agreement, including the costs associated with the preparation, printing and distribution of any sales materials.

10. INDEMNIFICATION AND CONTRIBUTION.

                  The parties agree to indemnify each other as follows:

(a) The Company agrees to indemnify and hold harmless you and each person, if any, who controls you within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), against any and all losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which you or they may become subject under the Securities Act, the Exchange Act or any other law or statute in any jurisdiction otherwise, insofar as such losses, liabilities, claims, damages or expense (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Confidential Memorandum or other Offering Documents or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading; PROVIDED, HOWEVER, that the Company will not be liable in any such case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by you or through you expressly for the use therein; and further provided that this indemnity shall not protect you or any other person who may otherwise be entitled to indemnity hereunder from or against any liability to which you or they would be subject by reason of your own or their own willful misfeasance, bad faith, gross negligence or reckless disregard of your or their duties hereunder. Any determination by the Company to indemnify you for the foregoing liabilities shall be made in accordance with the requirements of Section 17 of the Investment Company Act of 1940, as amended (the "1940 Act"), as interpreted by the Securities and Exchange Commission. This indemnity will be in addition to any liability which the Company may otherwise have included under this Agreement.

(b) You agree to indemnify and hold harmless the Company and each person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any losses, liabilities, claims, damages and expenses whatsoever (including, but not limited to, attorneys' fees and any and all expenses whatsoever incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation), joint or several, to which you or they may become subject under the Securities Act, the Exchange Act or any other law or statute in any jurisdiction, insofar as such losses, liabilities, claims, damages or expenses (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Confidential Memorandum or other Offering Documents, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that any such loss, liability, claim, damage or expense arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by you or on your behalf through you expressly for use therein. This indemnity will be in addition to any liability which you may otherwise have incurred under this Agreement.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify in writing the party against whom indemnification is to be sought of the commencement thereof (but the failure so to notify an indemnifying party shall not relieve it from any other liability which it may have under this Section 10 (except to the extent that it has been prejudiced in any material respect by such failure) or from any liability which it may have otherwise). In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent it may elect by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; PROVIDED, HOWEVER, that if, in the judgment of such indemnified party, a conflict of interest exists where it is advisable for such indemnified party to be represented by separate counsel, the indemnified party shall have the right to employ separate counsel in any such action, in which event the fees and expenses of such separate counsel shall be borne by the indemnifying party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and the approval by the indemnified party of counsel, the indemnifying party shall not be liable to such indemnified party under such subsections for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that the indemnifying party or parties shall not be liable for the expenses of more than one such separate counsel representing the indemnified parties under subsection (a) of this Section 10 who are parties to such action), (ii) the indemnifying party or parties shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action or (iii) the indemnifying party or parties have authorized the employment of counsel for the indemnified party at the expense of the indemnifying party or parties; and except that, if clause (i) or (iii) is applicable, such liability shall be only in respect of the counsel referred to in such clause
   (i) or (iii). No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

11. REPRESENTATIONS AND INDEMNITIES TO SURVIVE DELIVERY.

                  The agreements, representations, warranties, indemnities and other statements of the parties and their officers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of you, or the Company, or any partners, directors or officers of any of the foregoing or any person controlling any of the foregoing, and (iii) acceptance of any payment for Interests hereunder. The provisions of this Section 11 shall survive the termination or cancellation of this Agreement.

12. EFFECTIVE DATE AND TERM OF AGREEMENT.

                  This Agreement shall become effective for all purposes as of the date the Agreement is fully executed and shall remain in effect until April 1, 2007. Thereafter, this Agreement shall continue in effect from year to year, provided that each such continuance is approved by the Board of Directors, including the vote of a majority of the Board of Directors who are not "interested persons," as defined by the 1940 Act and the rules thereunder, of the Company.

13.      TERMINATION.

                  This Agreement may be terminated as follows:

(a) Either party may terminate this Agreement without cause by written notice to the other on not less than thirty (30) days notice, or, if there has been a material breach of any condition, warranty, representation or other term of this Agreement by the other, by written notice to such other at any time.

(b) By written notice to the Company, you may terminate this Agreement at any time if (i) there has been, since the respective dates as of which information is given in the Confidential Memorandum, any material adverse change in the condition, financial or otherwise, of the Company, which in your opinion will make it inadvisable to proceed with the delivery of Interests; (ii) there has occurred any outbreak of hostilities or other domestic or international calamity or crisis the effect of which on the financial markets is so substantial and adverse as to make it, in your judgment, impracticable to market Interests or enforce contracts for the sale of Interests; and (iii) any order suspending the sale of Interests shall have been issued by any jurisdiction in which a sale or sales of Interests shall have been made, or proceedings for that purpose shall have been initiated or, to your best knowledge and belief, shall be contemplated.

(c) This Agreement shall terminate automatically in the event of its "assignment" as such term is defined by the 1940 Act and the rules thereunder.

14. DELEGATION OF POWERS.

                  You shall be entitled to delegate all or any of your duties, functions or powers under this Agreement to another person as sub-placement agent. However, you shall be solely responsible for the acts and omissions of any such sub-placement agent and for the payment of any remuneration to such sub-placement agent.

15.      CONFIDENTIALITY.

                  Each party shall keep confidential any non-public information and any confidential information relating to the business of each other party. Without limiting the foregoing, the Company, you and their respective employees, agents, officers and directors (collectively, the "Recipients") shall keep and retain in the strictest confidence, and not use for the benefit of itself, themselves or others, information pertaining to the identity of, and other non-public personal information with respect to, your customers who have subscribed for Interests. Without limiting the generality of the preceding undertaking, a Recipient shall not directly solicit any person it knows to be your customer as a result of your actions hereunder, with respect to either the purchase of an interest in any investment vehicle or entity sponsored or offered by a Recipient or the participation in any financial transaction. Participation by a Recipient in a meeting with your customer at the request of an employee of yours or an affiliate shall not be deemed a violation of the foregoing undertaking.

16.      NOTICES.

                  All communications under this Agreement shall be given in writing, sent by (i) telecopier, (ii) telex confirmed by answerback, or (iii) registered mail to the address set forth below or to such other address as such party shall have specified in writing to the other party hereto, and shall be deemed to have been delivered effective at the earlier of its receipt or within two (2) days after dispatch.

                      If to RBC Dain Rauscher, Inc.

                      60 South Sixth Street
                      Minneapolis, Minnesota 55402-4422
                      Telephone: (612) 371-7738
                      Attn.: Kathy Gremillion

                      If to Hatteras Multi-Strategy Fund I, L.P.:

                      Hatteras Multi-Strategy Fund I, L.P.
                      8816 Six Forks, Suite 107
                      Raleigh, North Carolina 27615
                      Telephone:  (919) 846-2324
                      Attn.:  J. Michael Fields

17. MISCELLANEOUS.

(a) This Agreement may be executed in two or more counterparts, each of which when so executed and delivered shall constitute one and the same instrument. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns and no other person shall have any right or obligation hereunder.

(b) This Agreement supersedes all prior agreements and understandings relating to the subject matter hereof, and neither this Agreement nor any term hereof may be changed, waived, discharged or terminated except by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought. The headings in this Agreement are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.


18. GOVERNING LAW.

                           This Agreement shall be governed by and construed in
accordance with the laws of the State of North Carolina without regard to the conflicts of laws provisions thereof, and with the provisions of the 1940 Act. In the event of any conflict between the provisions of the laws of North Carolina and those of the 1940 Act, the 1940 Act provisions shall control.

19. LIMITATION OF LIABILITY.

                  The parties to this Agreement agree that the obligations of the Company under this Agreement shall not be binding upon any directors, general partners or partners of the Company or any officers, employees or agents, whether past, present or future, of the Company, individually, but are binding only upon the assets and property of the Company.

                  If the foregoing correctly sets forth our understanding with you, please indicate your acceptance in the space provided below.

Very truly yours,

                                            HATTERAS MULTI-STRATEGY FUND I, L.P.

                                            By:/s/J. Michael Fields
                                               ---------------------------------
                                                  Name:J. Michael Fields
                                                  Title:Treasurer

                                            Date: October 27, 2005
                                                 -------------------------------


Agreed to and accepted:

RBC DAIN RAUSCHER, INC.

By: /s/Kathy Gremillion
   -----------------------------------------
      Name:Kathy Gremillion
      Title:Managing Director

Date:October 25, 2005
     ---------------------------------------

                                   SCHEDULE 1


           Amount Invested                                  Placement Fee
           ---------------------                            ----------------
           $100,000 to $499,999                                    2.00%
           $500,000 to $999,999                                    1.50%
           $1,000,000 and over                                     1.00%